EXHIBIT 10(d)


                            WOODHEAD INDUSTRIES, INC.

                             1993 STOCK AWARDS PLAN
                   (WITH AMENDMENTS THROUGH NOVEMBER 1, 1999)

      SECTION 1: PURPOSE

      The purpose of the Woodhead Industries, Inc. 1993 Stock Awards Plan (the "1993 Plan") is to advance the long-term financial interests of Woodhead by (a) encouraging qualified personnel to join Woodhead and its Subsidiaries, (b) providing an incentive for officers and key employees to remain with Woodhead and its Subsidiaries, and (c) furthering the identity of interests of participating employees with those of Woodhead's shareholders.

      SECTION 2. DEFINITIONS

      The following definitions are applicable to the 1993 Plan:

      (a) "Board of Directors" means the Board of Directors of Woodhead.

      (b) "Change in Control means a situation where (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of Woodhead or a corporation owned, directly or indirectly, by the stockholders of Woodhead in substantially the same proportions as their ownership of Woodhead stock, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Woodhead securities representing 25% or more of the combined voting power of Woodhead's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with Woodhead to effect a transaction described in clauses (i) or (iii) of this Subsection) whose election by the Board of Directors or nomination for election by Woodhead's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) Woodhead's shareholders approve a merger or consolidation of Woodhead with any other corporation, other than a merger or consolidation which would result in the voting securities of Woodhead outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of Woodhead or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of Woodhead approve a plan of complete liquidation of Woodhead or an agreement for the sale or disposition by Woodhead of all or substantially all its assets.

      (c) "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

      (d) "Common Stock" means the $1.00 par value common stock of Woodhead, except as this definition may be modified as provided in Section 8.

      (e) "Disability" means total and permanent disability within the meaning of Section 22(e)(3) of the Code.


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      (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (g) "Fair Market Value" of Woodhead's Common Stock on any given date shall mean the average of the highest and lowest sales prices of the Common Stock on such date (or, if the Common Stock was not traded on such date, on the next preceding day on which such stock was traded) as reported in THE WALL STREET JOURNAL under the heading "NASDAQ National Market Issues" or any similar or successor heading.

      (h) "ISO or ISOs" mean incentive stock option(s) as provided for in section 422 of the Code.

      (i) "non-ISO or non-ISOs" mean stock options that do not satisfy the requirements of section 422 of the Code.

      (j) "Participant" means an Eligible Employee who has been granted an award pursuant to the 1993 Plan.

      (k) "Retirement" means termination of employment with Woodhead or a Subsidiary after the Participant has reached age 55 and has completed five years of service with Woodhead or a Subsidiary.

      (l) "Subsidiary" means any corporation in which Woodhead owns at least 50% of the voting stock, or any corporation in a chain of corporations connected with Woodhead through ownership of at least 50% of its voting stock by any corporation in the chain.

      (m) "Woodhead" means Woodhead Industries, Inc., and its successors.

      (n) "corporation" shall include corporations, limited partnerships, limited liability partnerships, and limited liability companies.

      All references to gender herein shall include both the masculine and feminine.

      SECTION 3: SHARES SUBJECT TO THE 1993 PLAN

      Subject to the adjustments authorized by Section 8 of the 1993 Plan, a maximum of 310,000 shares of Woodhead's Common Stock may be issued pursuant to this 1993 Plan; provided, however, that no more than 31,000 shares may be granted in the form of restricted stock awards. The number of such available shares shall be reduced by the number of shares subject to awards which are granted under the 1993 Plan and increased by the number of shares subject to awards granted under such plan which have expired unexercised or unpaid, been canceled, forfeited or otherwise terminated. Shares allotted to Eligible Employees may be made available from authorized but unissued Common Stock or from Common Stock held in the treasury or from both unissued and treasury Common Stock.

      SECTION 4: ADMINISTRATION

      The 1993 Plan shall be administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee") in accordance with applicable laws and regulations of governmental agencies. The Committee shall consist solely of a minimum of two members of the Board of Directors who are "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act, and such Committee shall be appointed from time to time by a majority of the Board of Directors. Any member of such Committee may be removed by a majority of the Board of Directors at any time with or without


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cause. No member of the Committee shall be eligible to participate in the 1993
Plan. The Committee may, with respect to Participants who are not subject to
Section 16 of the Exchange Act, delegate such of its powers, authority and duties under the 1993 Plan as it deems appropriate to designated officers or employees of Woodhead. The Committee shall have full authority to:

      (a) Determine (i) the employees to whom awards under the 1993 Plan will be granted; and (ii) the number and type of awards to be granted to each employee and the number of shares subject to each such award;

      (b) Interpret, construe, and implement the provisions of the 1993 Plan;

      (c) Adopt, amend, and rescind appropriate rules and regulations relating to the 1993 Plan.

      All determinations of the Committee shall be by a majority of its members. The Committee's interpretation and construction of any provision of the 1993 Plan or any award shall be binding and conclusive for all purposes and on all persons.

      SECTION 5: ELIGIBILITY

      Any person employed on a full-time salaried basis by Woodhead or any Subsidiary shall be eligible to receive awards hereunder; provided he or she is employed in one or more of the following capacities ("Eligible Employee"):

      (a) As an officer of Woodhead;

      (b) As an officer of any Subsidiary;

      (c) As a key employee of Woodhead or any Subsidiary who is deemed eligible by the Committee.

      Participation under the 1993 Plan shall not affect eligibility for participation in any pension, profit sharing, stock option, or other welfare or compensation plan of Woodhead or any of its Subsidiaries now existing or hereafter adopted.

      SECTION 6: AWARDS

      The Committee may grant to Eligible Employees, in accordance with this
Section 6 and the other provisions of this 1993 Plan, stock option grants and/or restricted stock grants.

      (a) Stock Options

      Stock options granted under the 1993 Plan may be in the form of ISOs or non-ISOs and shall be evidenced by written stock option agreements between Woodhead and the Participant in such form as the Committee shall from time to time approve and shall be subject to the following terms and conditions:

            (i) Exercisability. A stock option shall become exercisable by the Participant twelve months after the date of grant, unless a later date is specified by the Committee, in its sole discretion. All rights to exercise a stock option shall expire 10 years after the date such option is granted.


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                  (ii) Purchase Price. The purchase price per share of Common
                  Stock deliverable upon the exercise of a stock option shall be determined by the Committee at the time of grant, but shall in no event be less than 100 percent of the Fair Market Value of the Common Stock on the date the option is granted.

                  (iii) ISO's Exercisable. The aggregate Fair Market Value (determined at the time an ISO is granted) of the Common Stock with respect to which an ISO is exercisable for the first time (under all stock option plans maintained by Woodhead or any of its Subsidiaries) by a Participant during any calendar year shall not exceed $100,000. No ISO may be granted to any employee who, at the time such option is granted, owns stock of Woodhead or a Subsidiary possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Woodhead or a Subsidiary.

                  (iv) Method of Exercise. In order to exercise a stock option in whole or in part, the Participant shall give written notice to Woodhead's Secretary at 2150 East Lake Cook Road, Suite 400, Buffalo Grove, Illinois, of his intention to exercise such option, stating the number of shares with respect to which he intends to exercise his option. Option shares may be purchased by payment in cash, or in Common Stock, or partly in each. The Participant's notice of exercise of any option shall be accompanied by full payment in cash for the number of shares with respect to which the option is to be exercised if payment for such shares is to be made entirely in cash, or by payment of cash and/or the tender of Common Stock sufficient to pay the purchase price of such shares if payment is to be made partly or wholly in Common Stock. The Fair Market Value of any Common Stock tendered shall be determined as of the date of receipt of such Common Stock by Woodhead's Secretary. Any cash or Common Stock submitted by the Participant in excess of the amount needed to purchase such shares shall be refunded to the Participant. Fractional shares of Common Stock shall not be accepted in payment for option stock. Shares of Common Stock transferred to Woodhead in payment for option shares may be reissued to the Participant by Woodhead as shares issued under the option.

                  (v) Effect of Termination.

                        (A) If a Participant ceases to be employed by Woodhead or any of its Subsidiaries for any reason except Retirement, death or Disability, any unexercised option granted to him under the 1993 Plan, which is then exercisable, may be exercised for thirty (30) days following said cessation, unless it expires sooner.

                        (B) If a Participant ceases to be employed by Woodhead or any of its Subsidiaries by reason of his Retirement, any unexercised option granted to him under the 1993 Plan, will continue to mature and become exercisable in accordance with Section 6(a)(i) above and may be exercised prior to its expiration and within five years after such Retirement. An unexercised ISO will cease to be treated as such and become a non-ISO three months after Retirement.


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                        (C) If a Participant dies while employed by Woodhead or
                        any Subsidiary, any unexercised option granted to him under the 1993 Plan may be exercised prior to its expiration by the estate of such Participant, or by any person who acquired such option by bequest or inheritance from the Participant, at any time within two years after the death of the Participant. An unexercised ISO will cease to be treated as such and become a non-ISO twelve months after the Participant's death. Each option shall immediately become exercisable without regard to the exercise period set forth in 6(a)(i) above.

                        (D) If a Participant suffers a Disability while employed by Woodhead or any Subsidiary, any unexercised option granted to him under the 1993 Plan may be exercised prior to its expiration at any time within two years after the Participant's termination on account of such Disability. An unexercised ISO will cease to be treated as such and become a non-ISO twelve months after the Participant's termination on account of such Disability. Each option shall immediately become exercisable without regard to the exercise period set forth in 6(a)(i) above.

                  (vi) Change in Control. In the event of a Change in Control, all stock options shall immediately become exercisable without regard to the exercise period set forth in 6(a)(i) above.

      (b) Restricted Stock.

                  (i) The Committee may award to any Eligible Employee shares of Common Stock, subject to this Section 6(b) and such other terms and conditions as the Committee may prescribe (such shares being called "restricted stock"). Each certificate for restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with Woodhead.

                  (ii) There shall be established for each restricted stock award a restriction period (the "restriction period") of such length as shall be determined by the Committee, but in no event less than one year. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the restriction period. Except for such restrictions on transfer and such other restrictions as the Committee may impose, the Participant shall have all the rights of a holder of Common Stock as to such restricted stock (including, but not limited to, voting and receiving dividends). At the expiration of the restriction period, Woodhead shall redeliver to the Participant (or the Participant's legal representative) the certificates deposited pursuant to this section.

                  (iii) Except as otherwise determined by the Committee in its sole discretion, upon a termination of employment for any reason during the restriction period all shares still subject to restriction shall be forfeited by the Participant.

                  (iv) In the event of a Change in Control, restrictions shall lapse on all restricted stock as of the date of such Change in Control.


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      SECTION 7: NON-TRANSFERABILITY OF AWARDS.

      Awards granted under the 1993 Plan are not transferable by a Participant other than by will or by the laws of descent and distribution. During the Participant's lifetime, awards shall be exercisable or received only by him or by his guardian or legal representative. Any purported transfer contrary to this provision will nullify the award.

      SECTION 8: ADJUSTMENTS IN THE EVENT OF CHANGES IN CAPITAL STRUCTURE,
                 REORGANIZATION, STOCK DIVIDENDS

      If there shall be any change in the Common Stock subject to the 1993 Plan or to any award granted thereunder through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of stock or other change in the corporate structure, appropriate adjustments shall be made in the aggregate number and kind of shares or other securities or property subject to the 1993 Plan, and the number and kind of shares or other securities or property subject to outstanding and to subsequent option grants and in the purchase price of outstanding options to reflect such changes.

     SECTION 9:  RIGHTS AS STOCKHOLDERS.

      A Participant shall have no rights whatsoever as a stockholder of Woodhead with respect to any shares covered by a stock option until the date of the issuance of a stock certificate to him pursuant to such option. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

      SECTION 10: AMENDMENT.

      The Board of Directors, upon recommendation of the Committee, shall have the power to amend or revise the terms of the 1993 Plan or any part thereof without further action of the stockholders provided, however, that no such amendment shall, without stockholder approval:

      (a) Impair any award or deprive any Participant of shares he may have acquired through the 1993 Plan, without the Participant's consent;

      (b) Increase the total number of shares reserved for the purpose of the 1993 Plan;

      (c) Change the class of employees eligible to receive awards under the 1993 Plan;

      Notwithstanding the foregoing, the Committee shall have the power, without the approval of the Board of Directors, to amend the 1993 Plan in such manner as may be necessary to retain its qualification to grant ISOs or to comply with any other requirement of law.

      SECTION 11: MISCELLANEOUS

      (a) Additional Terms and Conditions. Each Participant shall agree to such other terms, provisions and conditions consistent with the 1993 Plan as


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      may be determined by the Committee or the Board of Directors.

      (b) Tax Withholding. The Committee shall have the power to withhold, or require a Participant to remit to Woodhead, an amount sufficient to satisfy any withholding or other tax due with respect to any shares issuable under the 1993 Plan, and the Committee may defer such issuance unless indemnified to its satisfaction. The Committee may permit the withholding obligations to be satisfied through the surrender of shares of Common Stock which the Participant already owns, or through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the 1993 Plan.

      (c) Rights of Participants. Nothing in the 1993 Plan shall interfere with or limit in any way the right of Woodhead or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of Woodhead or any Subsidiary for any period of time or to continue his or her present or any other rate of compensation. No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

      SECTION 12: EFFECTIVE DATE AND TERMINATION OF PLAN

      (a) Effective date. The effective date of the 1993 Plan shall be October 27, 1993; provided, however, that the 1993 Plan is approved and ratified by holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the 1994 Annual Meeting of Stockholders.

      (b) Termination. The Board of Directors may terminate the 1993 Plan at any time with respect to any shares that are not subject to awards. Unless terminated earlier by the Board of Directors, the 1993 Plan shall terminate 10 years after the effective date and no awards shall be granted under this 1993 Plan after such date. Termination of this 1993 Plan will not affect the rights and obligations of any Participant with respect to awards granted prior to termination.


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